EXHIBIT 22


               RIDGEWOOD HOTELS, INC. AND SUBSIDIARIES
                    SUBSIDIARIES OF THE REGISTRANT


                                                      Percentage
                                 State or             of Voting
                               Jurisdiction           Securities
                            of Incorporation            Owned
                            ----------------         ----------

Florida Communities, Inc.       Florida                 100%
Ridgewood Orlando, Inc.         Florida                 100%
Ridgewood Georgia, Inc.         Georgia                 100%
Cornerstone Management &
   Development, Inc.            Georgia                 100%
Wesley Hotel Group, Inc.        Georgia                 100%
Florida Beta Hotel Corp.        Florida                 100%
California Zeta Hotel Corp.     California              100%
Capitol Alpha Hotel Corp.       Washington, D.C.        100%
California Eta Hotel Corp.      California              100%
Pennsylvania Alpha Hotel Corp.  Pennsylvania            100%
Wesley Alabama Corp.            Georgia                 100%


The foregoing subsidiaries are included in the consolidated financial statements of the Company.